EXHIBIT 23.2


                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement No. 333-14809 (originally filed on Form S-1) and related Prospectus of Cal-Maine Foods, Inc. for the registration of 220,000 shares of its common stock and to the incorporation by reference therein of our report dated July 10, 1997, with respect to the consolidated financial statements and schedule of Cal-Maine Foods, Inc. included in the Annual Report (Form 10-K) for the year ended May 31, 1997, filed with the Securities and Exchange Commission.


                                    /s/Ernst & Young LLP
                                    ---------------------
                                    ERNST & YOUNG LLP





Jackson, Mississippi
November 13, 1997